Exhibit 10.8

                       Description of Executive Bonus Plan
                       With Respect to Executive Officers
                          Adopted on February 19, 1997

E. H. Verdery



    E. H. Verdery, the President and Chief Executive Officer, is entitled to receive an incentive bonus in the amount of $10,000.00 with respect to each calendar quarter, commencing with the last quarter of fiscal 1997 and ending with the last quarter of fiscal 1998, in which the Company reports, on a consolidated basis, a net break-even or profit before taxes.